CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 (Amendment No. 3) of our report dated May 14, 2013 with respect to the audited financial statements of Nexus Enterprise Solutions, Inc. as of December 31, 2012 and for the period from June 6, 2011 (inception) through December 31, 2011.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

June 21, 2013